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                                                                    EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]


                                January 19, 2001


Valentis, Inc.
863A Mitten Road
Burlingame, California  94010

Ladies and Gentlemen:

         We have acted as special counsel to Valentis, Inc., a Delaware corporation (the "Company"), in connection with the registration of 5,554,324 shares of the Company's common stock, par value $.001 per share (the "Shares"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on January 19, 2001 (the "Registration Statement"), and the Subscription Agreements, dated as of November 20, 2000 (the "Subscription Agreements"), among the Company and the investors named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Subscription Agreements.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures (other than those on behalf of the Company), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation



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January 19, 2001
Page 2

Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, it is our opinion, as of the date hereof, that the Shares, upon issuance, delivery and payment therefor in the manner contemplated by the Transaction Documents and the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, without our prior written consent.

         We consent to the filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                Very truly yours,

                                /s/ Latham & Watkins